Exhibit 99.1


                    FIRST MONTAUK FINANCIAL CORP. ANNOUNCES
                 FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2008


Red Bank, NJ - May 16, 2008 - First Montauk Financial Corp. (OTC/BB: FMFK), a nationwide provider of investment services through independent financial professionals, today announced its financial results for the quarter ended March 31, 2008.

Revenues for the quarter ended March 31, 2008 decreased $4.7 million, or 38%, to $7.5 million from $12.2 million for the quarter ended March 31, 2007. The decrease in revenues is primarily attributable to a decline in the number of producing registered representatives that are affiliated with the Company.

The Company reported a net loss applicable to common stockholders of $659,000, or ($0.05) per basic and diluted share for the 2008 quarter compared to a net loss applicable to common stockholders for the 2007 quarter of $560,000, or ($0.03) per basic and diluted share.



Montauk Financial Group is a service mark of First Montauk Securities Corp., Member FINRA/SIPC. First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ. The Company's ability to offer quality support services, research, web-based information systems and a competitive commission payout structure has attracted independent, professional registered representatives across the country. Additional information is available at the Company's website at www.montaukfinancial.com.

Statements contained in this news release regarding expected financial results of the Company and First Montauk Securities Corp., are forward-looking statements, subject to uncertainties and risks, many of which are beyond the Company's control, including, but not limited to, market conditions, interest rate and currency fluctuations, dependence on key personnel, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Factors Affecting Forward Looking Statements" in the Company's Form 10-Q for the period ended March 31, 2008 and Form 10-K/A for the year ended December 31,2007 as filed with the Securities and Exchange Commission. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. The Company cautions that historical results are not necessarily indicative of the Company's future performance.




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                  FIRST MONTAUK FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                       In 000's (except per share amounts)


                                                 Quarter ended March 31,

                                                2008               2007
                                            (unaudited)         (unaudited)


Revenues                                       $ 7,518            $ 12,245

Expenses                                         8,175              12,752
                                                 -----              ------

Net loss before income taxes                      (657)               (507)

Income taxes                                         0                  10
                                                     -                  --

Net loss                                      $   (657)         $     (517)
                                              =========         ===========

Net loss applicable
to common stockholders                        $   (659)             $ (560)
                                              =========             =======


Loss per share:
   Basic                                      $  (0.05)          $   (0.03)
                                              ========           ==========
   Diluted                                    $  (0.05)          $   (0.03)
                                              ========           ==========

Weighted average
number of shares of
stock outstanding
   Basic                                    13,248,477          18,483,338
   Diluted                                  13,248,477          18,483,338



CONTACT:
Victor K. Kurylak
President, CEO
732-842-4700, ext. 4230
info@montaukfinancial.com
www.montaukfinancial.com